Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT: Judd P. Tirnauer
Senior Vice President & Chief Financial Officer
(215) 873-2278

For Immediate Release

DESTINATION MATERNITY ANNOUNCES DECISION TO DISCONTINUE FUTURETRUST COLLEGE SAVINGS PROGRAM

Philadelphia, PA, March 1, 2010 -- Destination Maternity Corporation (Nasdaq: DEST), the world's leading maternity apparel retailer, today announced its decision to discontinue its Futuretrust® college savings program. The Futuretrust program will no longer be offered in Destination Maternity's retail stores or online effective immediately. Futuretrust is a MasterCard®-linked college savings program that provides for automatic contributions of a member's everyday purchases to a tax-free 529 college savings plan of the member's choice.

Ed Krell, Chief Executive Officer of Destination Maternity, noted, "While we are proud of the consumer value proposition of the Futuretrust program, we were not able to achieve our objectives for the growth and profitability of the program. Also, this program depended upon in-store sign-up for the Futuretrust MasterCard by our customers and, thus, depended on the in-store marketing efforts of our store team members. After carefully evaluating the program, we ultimately decided that terminating the program would help us to continue to enhance the in-store experience for our customers and would enable our team members to intensify their focus on providing top-notch service to each of our maternity customers during this special time in her life. From a financial perspective, we do not expect that the discontinuation of the Futuretrust program will have any material impact on our results of operations."

The Futuretrust MasterCard is issued by Barclays Bank Delaware. The Company expects that current cardmembers will be re-issued another card in the near term. The Company further indicated that certain additional aspects of the wind-down of the program are currently being evaluated and that Futuretrust program participants will be notified with additional information as soon as possible.

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Destination Maternity Corporation is the world's largest designer and retailer of maternity apparel. In the United States and Canada, as of January 31, 2010, Destination Maternity operates 1,690 retail locations, including 711 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at Kohl's® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has entered into exclusive store franchise and product supply relationships in India and the Middle East.

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding the Company's results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the impact of the current global economic slowdown on the retail industry in general and on apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully implement our merchandise brand and retail nameplate restructuring, the success of our international expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, goodwill impairment charges, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company's periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.